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Exhibit 5

[East West Bancorp Letterhead]

August 31, 2004

East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108

  Re:
  Registration Statement on Form S-3; 1,199,578 shares of common stock, par value $0.001 per share.

Ladies and Gentlemen:

        This opinion is rendered in connection with the registration of the offer and sale of 1,199,578 shares of common stock, par value $0.001 per share (the "Shares"), of East West Bancorp, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). I have reviewed such legal matters as I have deemed appropriate for the purpose of rendering this opinion.

        In my capacity as General Counsel, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this opinion.

        I am rendering this opinion only under the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.

        Subject to the foregoing and the other matters set forth herein, it is my opinion that the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable. This opinion is given as of the effective date of the Registration Statement and I assume no obligation to advise you of changes that may be hereafter brought to my attention.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

/s/ DOUGLAS KRAUSE Douglas Krause Executive Vice President, General Counsel and Secretary, East West Bancorp, Inc.

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  Exhibit 5